Exhibit 10.2

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this "Agreement"), dated as of November 15th, 2015, by and between Apptigo International, Inc. a Nevada corporation, with offices located at 1801 SW 3rd Avenue, Suite 402, Miami, Florida 33129 (the "Company"), and Anthony Ivankovich having an address at _____________________________________(the "Holder").

WHEREAS:

A. The Holder is the owner of a convertible note in the aggregate principal amount of $350,000, dated __________, 2014 (the "Convertible Note").

B. The Company and the Holder desire to enter into this Agreement, pursuant to which, among other things, the Holder shall exchange the Convertible Note for a 10% Convertible Debenture in the original principal amount of $350,000 in the form of Exhibit "A" attached hereto (the "Exchange Note") in reliance upon the exemption from registration provided by Section 3(a) (9) of the Securities Act, as amended (the "Securities Act"); and

C. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth below:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

"Board of Directors" means the board of directors of the Company.

"Business Day" means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Florida are authorized or required by law or other governmental action to close.

"Liens" means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

"Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQX or the OTCQB.

"Transfer Agent" means Interwest Transfer Co., Inc. having an address of 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117.

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NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Holder hereby agree as follows:

1.        Exchange of Convertible Note      On the date hereof, the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Convertible Note for the Exchange Note, without the payment of any additional consideration (the "Exchange"), as follows:

(a) Delivery. In exchange for the Convertible Note, on the date hereof the Company shall issue to the Holder the Exchange Note. The Holder shall deliver or cause to be delivered to the Company the Convertible Note on the date hereof. Promptly following the issuance of the Exchange Note to the Holder, the Convertible Note shall be cancelled.

(b) Other Documents. The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2.       Representations and Warranties

Holder Representations and Warranties. The Holder hereby represents and warrants to the Company that, as of the date hereof, the Holder is the sole owner of the Convertible Note and will transfer and deliver to the Company at the Closing the Convertible Note, free from any liens, charges and other encumbrances.

3.        Miscellaneous

(a) Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

(b) Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the Parties or the duly authorized representatives of the respective Parties.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement, any document relating hereto or delivered in connection with the transactions contemplated hereby, any statement, certificate, or other instrument delivered by or on behalf of, or delivered to, any party hereto or thereto in connection with the transactions contemplated hereby or thereby, any breach of this Agreement or such other document, or the other transactions contemplated hereby or thereby may be brought only in the state courts of the State of Florida located in Miami Dade County, or in the United States District Court for the Southern District of Florida and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court if it has been duly served with process, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address sin effect for notice under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The Company and the Holder waive trial by Jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

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(d) Assignment. This Agreement is not assignable except by operation of law.

(e) Entire Agreement. This Agreement and the Exchange Note and the documents issued in connection with these documents contains the entire agreement among the Parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect hereof.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

IN WITNESS WHEREOF, the Holder and the Company have duly executed this Agreement as of the date first written above.

COMPANY

APPTIGO INTERNATIONAL, INC.

By: /s/ David Steinberg

Name: David Steinberg

Title: President

HOLDER

/s/ Anthony Ivankovich

Anthony Ivankovich

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Exhibit A

Convertible Debenture